FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 18, 2002
(date of earliest event reported July 15,2002)

Commission File Number:  0-11596


ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

California                                     95-3506403
(State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation)                        Identification No.)

25 East Ortega Street, Santa Barbara, California 93010
(Address of principal executive offices and zip code)


Registrant's telephone number:  (805) 962-2558

Item 5 - OTHER EVENTS
On July 18, 2002, Expertelligence (the "Company") hired
William P. Urschel as CEO of the
Company. A copy of the News Release, which is hereby incorporated by reference in this Current Report on Form 8-
K, is attached hereto as Exhibit 99.

Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

The following Exhibit is filed as part of this report:

Exhibit No.
99
Description
News Release dated July 18, 2002

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act
of 1934, the Registrant has duly caused this report to be
signed on its behalf by the undersigned thereunto duly
authorized.
Dated: July 18, 2002
ExperTelligence, Inc.
By: /s/ Denison Bollay
Name: Denison Bollay
Title: Chairman

EXHIBIT INDEX
Exhibit No.
Under Reg.
S-K Item
601
99
Form 8-K
Exhibit
No.
99
Description of Exhibit
News Release dated July 18, 2002

EXHIBIT NO . 99

News Release dated July 18, 2002

ExperTelligence Appoints New CEO

SANTA BARBARA, Calif., July 18, 2002 --
ExperTelligence, Inc. (OTC: EXGP) announced today that it has appointed William Urschel as the company's new chief executive officer and a member of the board of directors. Denison
Bollay, founder and chairman, remains as president and chief technology officer. The company develops infrastructure technology and programming tools for the Internet.

"Mr. Urschel has a strong background building teams, building alliances, and taking new products to market," said Mr. Bollay, "which is exactly what we need right now." Mr. Bollay said the company is preparing to launch a major new product it calls Advertising Commerce NetworkT.
Company sources say that in mid-April, 2002, Mr.
Urschel had entered into a binding letter of intent to acquire ExperClick.com, Inc., the wholly-owned subsidiary of ExperTelligence that created that product, but both he and company later realized there was more value in combining forces.

"ExperTelligence owns some truly remarkable technology - and it has the patents to back it up," said Mr. Urschel. "My job is to turn that technology into products and make it pay for our shareholders."

Mr. Urschel, 46, has founded and run several successful companies, all located in Santa
Barbara.

In 2000 he started The Narrative Press,
Inc., a digitally-based book publishing company with 78 titles. He recently turned over day-to-day management of that company to a new president so that he could join ExperTelligence full time.

In 1998 and 1999, as the principal of InterQuest
Partners, Mr. Urschel provided licensing and asset sale consulting services to small software companies. Clients included companies that produced medical, manufacturing, entertainment, and user-interface software.

In 1994 he founded Alliance Manufacturing
Software, Inc., which quickly became a leading
publisher of MRP/ERP software to small and mid-
sized manufacturers.  The company opened
subsidiaries in England and Australia in 1997,
and built an extensive dealer network in the
United States and the United Kingdom.   That
company was sold to Kewill Systems in May, 2001.

In 1986 Mr. Urschel founded Arc Tangent, Inc., which published the first sophisticated mailing list management and list processing software for the IBM PC and compatibles. He sold that company to Group 1 Software (Nasdaq: GSOF) in 1992.

In the early and mid-1980's Mr. Urschel produced several software products for other publishers, including several versions of stock market analysis and portfolio management software for Hayden Book Company, and Ready-to-Run Accounting, which may have been the first low-priced accounting package for the IBM PC and compatibles, for Alfred Publishing (later
Manusoft). Mr. Urschel has also written two computer books and over 40 magazine articles on computer-related subjects.

ExperTelligence Inc., founded by Mr. Bollay in
1984, has operated as a technology incubator, creating over 15 separate products with 7 patents granted or pending. The company has approximately 2.7 million shares outstanding, and is traded over the counter.

ExperTelligence, Inc. 25 E. Ortega Street Santa
Barbara, CA 93101. Tel: (805) 962-2558. Fax:
(805) 962-5188. Web: www.expertelligence.com
###